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                                    EXHIBITS

EXHIBIT 11 - COMPUTATION OF NET INCOME PER SHARE

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
                                                                      Three months ended               Six months ended
                                                                          June 30,                          June 30,
                                                                 ---------------------------     ---------------------------
                                                                     1998           1997             1998            1997
                                                                 -----------     -----------     -----------     -----------
Numerator:
   Numerator for basic and diluted income per share - net
   income                                                        $ 1,296,699     $ 1,413,531     $ 2,454,203     $ 2,553,167
                                                                 -----------     -----------     -----------     -----------
Denominator:
   Denominator for basic income per share - weighted average
      common shares                                               12,642,973      12,852,582      12,670,214      12,868,702
   Effect of dilutive securities:
      Stock options, net                                             391,376         416,977         359,029         425,475
                                                                 -----------     -----------     -----------     -----------
   Denominator for diluted income per share                       13,034,349      13,269,559      13,029,243      13,294,177
                                                                 -----------     -----------     -----------     -----------
Basic income per share                                           $      0.10     $      0.11     $      0.19     $      0.20
                                                                 -----------     -----------     -----------     -----------
                                                                 -----------     -----------     -----------     -----------
Diluted income per share                                         $      0.10     $      0.11     $      0.19     $      0.19
                                                                 -----------     -----------     -----------     -----------
                                                                 -----------     -----------     -----------     -----------
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